EX 99.1

ANTARES PHARMA ANNOUNCES FULL-YEAR 2021 REVENUE GUIDANCE OF $175-200 MILLION

Company updates full-year 2020 revenue guidance to $145-150 million

EWING, NJ, January 11, 2021 – Antares Pharma, Inc. (NASDAQ: ATRS) (“the Company”), a pharmaceutical technology company, today announced guidance for full-year 2021 and expects revenue to be in a range of $175 to $200 million, which assumes no significant disruptions to supply or operations due to the ongoing COVID-19 pandemic. The Company also updated its guidance for full-year 2020 and expects revenue to be in a range of $145 to $150 million from $135 to $155 million.

Robert F. Apple, President and Chief Executive Officer of Antares Pharma, commented, “We are pleased with the significant commercial advancements we made last year, primarily driven by strong demand for XYOSTED and Teva’s generic EpiPen, despite the challenging environment due to the global pandemic. Based on these achievements, we have narrowed our full-year 2020 revenue guidance. As we look ahead, we expect growing demand for XYOSTED and the generic EpiPen, in addition to a successful relaunch of NOCDURNA. Our expectations for 19-36% year-over-year revenue growth in 2021, based on the mid-point of the 2020 guidance, also assumes a range of revenue scenarios for the potential approval and launch of Forteo by our partner Teva in the U.S.”

About Antares Pharma

Antares Pharma, Inc. is a pharmaceutical technology company focused primarily on the development and commercialization of self-administered injectable pharmaceutical products using advanced drug delivery auto injector technology. The Company has a portfolio of proprietary and partnered commercial products with several product candidates in various stages of development, as well as significant strategic alliances with industry leading pharmaceutical companies including Teva Pharmaceutical Industries, Ltd. (Teva), AMAG Pharmaceuticals (AMAG), Pfizer Inc. (Pfizer) and Idorsia Pharmaceuticals Ltd. (Idorsia). Antares Pharma’s FDA-approved products include XYOSTED® (testosterone enanthate) injection, OTREXUP® (methotrexate) injection for subcutaneous use and Sumatriptan Injection USP, which is distributed by Teva. The Company also markets NOCDURNA® (desmopressin acetate) in the U.S., which was licensed from Ferring Pharmaceuticals.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: the Company’s ability to achieve the 2020 and 2021 full-year revenue guidance; the uncertainty regarding the duration, scope and severity of the COVID-19 pandemic and the mitigation measures and other restrictions implemented in response to the same and the impact on demand for our products, new patients and prescriptions, future revenue, product supply, and our overall business, operating results and financial condition; successful commercialization of NOCDURNA® in the United States and market acceptance and future revenue from the same: commercial success of XYOSTED® and future revenue from the same; market acceptance of

Teva’s generic epinephrine auto-injector product and future revenue from the same; whether the FDA will withdraw marketing approval for AMAG Pharmaceuticals’ Makena® subcutaneous auto injector following the recent FDA letter seeking withdrawal, whether AMAG will be granted an appeal hearing and if granted, whether  Makena® will be successful and future prescriptions, market acceptance and revenue from the same; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; future prescriptions and sales of OTREXUP®; Teva’s ability to successfully commercialize generic teriparatide in 11 countries in Europe, Canada and Israel and future revenue from the same, successful development including the timing and results of the clinical bridging and Phase 3 clinical trial of the drug device combination product for Selatogrel with Idorsia Pharmaceuticals and FDA and global regulatory approvals and future revenue from the same; FDA approval of Teva’s pending ANDA for generic Forteo® and future revenue from the same; the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development including Pfizer’s undisclosed development product;  actions by the FDA or other regulatory agencies with respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to meet loan extension and interest only payment milestones and the ability to repay the debt obligation to Hercules Capital;  the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Tram Bui

Vice President, Corporate Communications and Investor Relations

609-359-3016

tbui@antarespharma.com

2 of 6